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                                                                      Exhibit 23





INDEPENDENT AUDITORS' CONSENT
-----------------------------



We consent to incorporation by reference in Registration Statements No. 33-21680, 33-57117, 333-02785, 333-64170, 333-78017, and 333-83251 of Valmont
Industries, Inc. on Form S-8 and Registration Statement No. 333-59912 of Valmont Industries', Inc. on Form S-3 of our reports dated February 8, 2002, appearing in or incorporated by reference in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 29, 2001.

DELOITTE & TOUCHE LLP


Omaha, Nebraska
March 21, 2002